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[PRICEWATERHOUSECOOPERS LOGO]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 4 to the Registration Statement on Form S-6
(the "Registration Statement") of our report dated March 12, 2001, relating to the financial statements of New York Life Insurance and Annuity Corporation, and of our report dated February 20, 2001, relating to the financial statements of New York Life Insurance and Annuity Corporation Variable Universal Life Separate Account I. We also consent to the reference to us under the heading "Experts" which appears in such Prospectus.

/s/PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
May 30, 2001